Item 77.H - Change in Control of Registrant


Obtaining Control of Credit Suisse Emerging Markets Equity Fund A

As of October 31, 2013, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund.
As of April 30, 2014, shareholder owned 100,000 shares of the Fund, which represented 91.02% of the Fund. Accordingly, Shareholder has presumed to be a controlling person of the Fund.



Obtaining Control of Credit Suisse Emerging Markets Equity Fund C

As of October 31, 2013, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund.
As of April 30, 2014, shareholder owned 100,000 shares of the Fund, which represented 100.00% of the Fund. Accordingly, Shareholder has presumed to be a controlling person of the Fund.



Obtaining Control of Credit Suisse Emerging Markets Equity Fund I

As of October 31, 2013, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund. As of April 30, 2014, shareholder owned 1,800,000 shares of the Fund, which represented 99.59% of the Fund. Accordingly, Shareholder has presumed to be a controlling person of the Fund.